Exhibit 16.2

April 8, 2004


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0410

                                                        VIA FAX # (202) 942-9582

         Subject: Auditor Termination Notice

         Registrant: SiriComm, Inc.

         Commission File Number: 0-18399


As of April 7, 2004, the client-auditor relationship between SiriComm, Inc. and Aidman, Piser & Company, P.A. has ceased.


Sincerely,


Stacy Y. Patrick, C.P.A.


Copy to: Henry P. Hoffman
         SiriComm, Inc.